As filed with the Securities and Exchange Commission on March 17, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Synlogic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1824804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

301 Binney Street, Suite 402

Cambridge, MA 02142

(617) 401-9975

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2015 Employee Stock Purchase Plan

(Full Title of the Plan)

Aoife Brennan

President and Chief Executive Officer

Synlogic, Inc.

301 Binney Street, Suite 402

Cambridge, MA 02142

(617) 401-9975

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On November 23, 2016, the Board of Directors of the Registrant suspended the Registrant’s 2015 Employee Stock Purchase Plan (the “ESPP”) pursuant to the terms of the ESPP. On December 19, 2019, the Board of Directors of the Registrant reactivated the ESPP, for which a Registration Statement of the Registrant on Form S-8 (File No. 333-207299) is effective. This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 696,988 shares of the Registrant’s Common Stock issuable under the ESPP, as a result of the operation of an automatic annual increase provision therein, which added 696,988 shares of Common Stock. This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 of the Registrant relating to one or more employee benefit plans is effective (File Nos. 333-207299, 333-210466, 333-237105 and 333-254689).

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October  6, 2015 (File No. 333-207299) are incorporated by reference herein.

Exhibit Index

Exhibit Number	Exhibit Description	Incorporated by Reference			Filed Herewith
		Form	Date	Number

4.1	Amended and Restated Certificate of Incorporation.	8-K	10/6/2015	3.1

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation.	8-K	8/28/2017	3.1

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation.	8-K	8/28/2017	3.2

4.4	Amended and Restated Bylaws.	8-K	10/6/2015	3.2

4.5	Form of Common Stock Certificate.	S-3	10/13/2017	4.5

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.				X

23.1	Consent of KPMG LLP, independent registered public accounting firm.				X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).				X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X

99.1#	Synlogic, Inc. 2015 Employee Stock Purchase Plan, as amended.	8-K	12/20/2019	10.1

107	Calculation of Filing Fee Table				X

#	Indicates management contract or compensatory plan.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on March 17, 2022.

SYNLOGIC, INC.

By:	/s/ Aoife Brennan
Aoife Brennan
President and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Aoife Brennan and Gregg Beloff, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Aoife Brennan	President, Chief Executive Officer, and Director (Principal Executive Officer)	March 17, 2022
Aoife Brennan

/s/ Gregg Beloff	Interim Chief Financial Officer	March 17, 2022
Gregg Beloff	(Principal Financial Officer and Principal Accounting Officer)

/s/ Peter Barrett	Chairman of the Board	March 17, 2022
Peter Barrett

/s/ Michael Burgess	Director	March 17, 2022
Michael Burgess

/s/ Michael Heffernan	Director	March 17, 2022
Michael Heffernan

/s/ Patricia Hurter	Director	March 17, 2022
Patricia Hurter

/s/ Lisa Kelly-Croswell	Director	March 17, 2022
Lisa Kelly-Croswell

/s/ Nick Leschly	Director	March 17, 2022
Nick Leschly

/s/ Edward Mathers	Director	March 17, 2022
Edward Mathers

/s/ Richard P. Shea	Director	March 17, 2022
Richard P. Shea